Exhibit 3.2(d)

AMENDED AND RESTATED BY-LAWS

OF

BUSINESS TELECOM, INC.

ARTICLE I

OFFICES

Section 1.                        Principal Office. The principal office of the corporation shall be 1500 Branch Bank Building, Wake County, Raleigh, North Carolina 27601.

Section 2.                        Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but not need be, identical with the principal office.

Section 3.                        Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                        Place of Meeting. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2.                        Annual Meetings. The annual meeting of shareholders shall be held at 6:00 o’clock P.M. on the last Friday in April of each year for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 3.                        Substitute Annual Meeting. If the annual meeting shall not be on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.                        Special Meetings. Special meetings of the shareholders may be called at any time by any officer of the corporation, or by any shareholder owning 25% or more of the shares entitled to vote at the meeting.

Section 5.                        Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifteen days before the date of any shareholders’ meeting, either personally or by mail, by or at the direction of the President or Vice-President, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any meeting at which a merger of consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting at which the adjournment is taken.

Section 6.                        Voting Lists. The list of stockholders, their addresses and number of shares of stock held by each shall be kept in the minute book on file at the registered office of the corporation and shall be subject to inspection of any shareholder at any time during the usual business hours.

Section 7.                        Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

Section 8.                        Proxies. Shares may be voted either in person or by one of more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid unless the person executing it specifies herein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

Section 9.                        Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting at any meeting of shareholders shall be allowed in accordance with the laws of North Carolina.

The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or By-Laws of this corporation.

Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at a given time.

Section 10.                 Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept as part of the corporate records.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                        General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2.                        Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than one (1) nor more than three (3) as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. The number of directors constituting the Board of Directors is hereby fixed at one (1). Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.                        Election of Directors. Except as provided in Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot. Cumulative voting at any meeting of directors shall not be allowed.

Section 4.                        Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

Section 5.                        Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 6.                        Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1.                        Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2.                        Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

Section 3.                        Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Section 4.                        Waiver of Notice. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transact on of any business because the meeting is not lawfully called or convened.

Section 5.                        Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6.                        Manner of Acting. Except as otherwise provided in these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7.                        Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary if the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8.                        Informal Action by Director. Action taken by a majority of the directors without a meeting is nevertheless a Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board whether done before or after the action so taken.

ARTICLE V

OFFICERS

Section 1.                        Officers of the Corporation. The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, and a Secretary and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2.                        Election and Term. The officers of the corporation shall be elected by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, or disqualification of his successor shall have been elected and qualified.

Section 3.                        Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

Section 4.                        Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.                        Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 6.                        Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation. The Chairman of the Board of Directors shall be in charge of the day-to-day activities of the corporation, and shall formulate all corporate policy. The Chairman of the Board of Directors shall preside at all meeting of stockholders and directors and shall perform all duties that may be additionally assigned to him from time to time by the Board of Directors.

Section 7.                        President. The President shall be the principal officer of the corporation and shall, in the absence of a Chairman of the Board of Directors preside at all meetings of the shareholders. He shall sign, with the Secretary, or Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8.                        Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors, and of all Executive Committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office addresses of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the corporation; (g) keep or cause to be kept in the State of North Carolina at the corporation’s registered office or principal place of business record of the corporation’s shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.                        Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.                        Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.                        Checks and drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                        Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.                        Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each shareholder certificates representing all fully-paid shares owned by him. Certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Section 2.                        Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares. Any transfer of stock shall be subject to the provisions of a Stock Restriction Agreement, if any exists, at the time of such transfer.

Section 3.                        Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 4.                        Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination or shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 5.                        Holder of Record. The corporation may treat as absolute owner of shares the person in whose name the share stands of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

Section 6.                        Treasury Shares. Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the corporation. Treasury shares shall not carry voting or dividend rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                        Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its charter.

Section 2.                        Seal. The corporate seal of the corporation as impressed on the margin hereof, is hereby adopted as (SEAL) the corporate seal of the corporation.

Section 3.                        Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the charter or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.                        Fiscal Year. The fiscal year of the corporation shall end on December 31st unless otherwise fixed by the Board of Directors.

Section 5.                        Amendments. Except as otherwise provided herein, these By-Laws may be amended or repealed and new By- Laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt Bylaws: (1) requiring more than a majority of the voting shares for a quorum at a meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committees; (3) increasing or decreasing the number of directors; and (4) classifying and staggering the election of directors.

No By-Law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.